Exhibit 3.3

FORTRESS CREDIT REALTY INCOME TRUST

AMENDED AND RESTATED BYLAWS

Adopted on July 31, 2024

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FORTRESS CREDIT REALTY INCOME TRUST

AMENDED AND RESTATED BYLAWS

These AMENDED AND RESTATED BYLAWS (as amended, restated, supplemented or otherwise modified from time to time, these “Bylaws”) are made as of the date set forth above by the Board of Trustees (the “Board of Trustees” and each member thereof, a “Trustee”) of Fortress Credit Realty Income Trust, a Maryland statutory trust (the “Trust”), within the meaning of the Maryland Statutory Trust Act, as amended (the “MSTA”).

ARTICLE I

OFFICES

Section 1.1
Principal Office.  The address of the Trust’s principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville-Timonium, Maryland 21093-2264, or such other place or places as may be determined by the Board of Trustees.

Section 1.2
Additional Offices.  The Trust may have additional offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1
Place.  All meetings of the shareholders of the Trust (each, a “shareholder” and collectively, the “shareholders”) shall be held at the principal office of the Trust or at such other place, or solely by remote communication, as shall be set in accordance with these Bylaws and set forth in the notice of meeting.

Section 2.2
Annual Meeting.  The Trust is not required to have, and the Board of Trustees is not required to host, an annual meeting of shareholders in any given year, and any failure to hold an annual meeting shall not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.

Section 2.3
Special Meetings.

(a)        Special meetings of the shareholders may be called only upon the request of (i) a majority of the Board of Trustees, (ii) a majority of the Independent Trustees (as defined in the Declaration of Trust of the Trust (as amended, restated, supplemented or otherwise modified from time to time, the “Declaration of Trust”)), (iii) the chief executive officer, (iv) the president or (v) the chairperson of the Board of Trustees.  Except as provided in subsection (b)(4) of this Section 2.3, a special meeting of shareholders shall be held on the date and at the time and place set by the chairperson of the Board, chief executive officer, president, Board of Trustees or majority of the Independent Trustees, whoever has called the meeting.  Subject to subsection (b) of this Section 2.3, a special meeting of shareholders shall also be called by the secretary of the Trust, upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”), for the purposes of removing one or more Trustees for “Cause” (each, as defined in the Declaration of Trust) and, subject to any Trustee qualifications required by the Declaration of Trust or these Bylaws, filling the resulting vacancy on the Board of Trustees; provided, however, that if the Trustee so removed was designated by Fortress (as defined in the Declaration of Trust), then Fortress shall have the exclusive right to designate a successor Trustee for election to the Board.  Shareholders may not request a special meeting for any other purpose or the consideration of any other matter.  Notwithstanding the foregoing or subsection (b) of this Section 2.3, in the event there are no Trustees, any shareholder may call a special meeting for the purpose of electing Trustees to be held on the date and at the time and place set by any officer of the Trust (or, if there are no officers of the Trust, by the shareholder calling the meeting).

(b)         Shareholder-Requested Special Meetings.

(1)        Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Trustees to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”).  The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such shareholder (or such agent) and shall set forth all information relating to each such shareholder, each individual whom the shareholder proposes to nominate for election as a Trustee and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of Trustees or the election of each such individual, as applicable in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Upon receiving the Record Date Request Notice, the Board of Trustees may fix a Request Record Date.  The Request Record Date shall not precede and shall not be more than 10 days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Trustees.  If the Board of Trustees, within 10 days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the 10th day after the first date on which a Record Date Request Notice is received by the secretary.

(2)        In order for any shareholder to request a special meeting to act on any matter that may properly be considered at a meeting of shareholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than the Special Meeting Percentage shall be delivered to the secretary.  In addition, the Special Meeting Request shall (i) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the removal of one or more Trustees and, subject to Fortress’s exclusive right to designate a successor Trustee hereunder and under the Declaration of Trust, filling the resulting vacancy on the Board of Trustees as set forth in the Record Date Request Notice received by the secretary), (ii) bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Trust’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed), (B) the class, series and number of all shares of beneficial interest of the Trust which are owned beneficially or of record by each such shareholder, and (C) the nominee holder for, and number of, shares of beneficial interest of the Trust owned beneficially but not of record by such shareholder, (iv) be sent to the secretary by registered mail, return receipt requested, and (v) be received by the secretary within 60 days after the Request Record Date.  Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3)         The secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Trust’s proxy materials).  The secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents and information required by paragraph (2) of this Section 2.3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4)         In the case of any special meeting called by the secretary upon the request of shareholders (a “Shareholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Trustees; provided, however, that the date of any Shareholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Trustees fails to designate, within 10 days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Shareholder- Requested Meeting, then such meeting shall be held at 2:00 p.m., Eastern Time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Trustees fails to designate a place for a Shareholder-Requested Meeting within 10 days after the Delivery Date, then such meeting shall be held at the principal executive office of the Trust.  In fixing a date for a Shareholder-Requested Meeting, the Board of Trustees may consider such factors as it deems relevant, including the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Trustees to call a special meeting.  In the case of any Shareholder-Requested Meeting, if the Board of Trustees fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.  The Board of Trustees may revoke the notice for any Shareholder-Requested Meeting in the event that the requesting shareholders fail to comply with the provisions of paragraph (3) of this Section 2.3(b).

(5)        If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary:  (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting shareholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Trust’s intention to revoke the notice of the meeting or for the chairperson of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before 10 days before the commencement of the meeting or (B) the chairperson of the meeting may call the meeting to order and adjourn the meeting without acting on the matter.  Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)         The chairperson of the Board of Trustees, chief executive officer, president or Board of Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary.  For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the secretary represent, as of the Request Record Date, shareholders of record entitled to cast not less than the Special Meeting Percentage.  Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Trust or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)         For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 2.4
Notice of Meetings.  Not less than 10 nor more than 90 days before any meeting of shareholders, the secretary shall give notice of such meeting, in writing or by electronic transmission, specifying the place, day and time of any meeting of the shareholders, the purposes of such meeting (in the case of a special meeting or as otherwise required by applicable law to be provided) and all other matters required by applicable law, to each shareholder of record entitled to vote, and to each shareholder not entitled to vote who is entitled to notice of the meeting, sent to their address appearing on the books of the Trust or theretofore given by them to the Trust for the purpose of notice, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law.  If mailed, such notice shall be deemed to be given once deposited in the U.S. mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Trust, with postage thereon prepaid.  If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions.  The Trust may give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless such shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice.  Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this ARTICLE II or the validity of any proceedings at any such meeting.

The Trust may postpone or cancel a meeting of shareholders by making a public announcement (as defined below) of such postponement or cancellation prior to the meeting.  Notice of the date, time and place to which the meeting is postponed shall be given not less than 10 days prior to such date and otherwise in the manner set forth in this Section 2.4.  For purposes of these Bylaws, “public announcement” means (A) a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service, (B) a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to the Exchange Act or (C) any other method (or combination of methods) of disclosure that is reasonably designed to provide broad, non-exclusionary distribution of the information to the shareholders.

Section 2.5
Notice of Adjourned Meetings.  It shall not be necessary to give notice of the place, day and time of any adjourned meeting of shareholders or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

Section 2.6
Meeting Business.  No business shall be transacted at a special meeting of shareholders expect as specifically designated in the notice.

Section 2.7
Organization of Shareholder Meetings.  Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairperson of the meeting or, in the absence of such appointment or the absence of the appointed individual, by one of the following officers present at the meeting in the following order:  the chairperson of the Board of Trustees, if there be one, the chief executive officer, the president, the vice presidents (in their order of seniority), the secretary, or, in the absence of such officers, a chairperson chosen by the shareholders by the vote of holders of shares of beneficial interest representing a majority of the votes cast on such appointment by shareholders present in person or by proxy.  The secretary or, in the secretary’s absence, an assistant secretary or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Trustees or, in the absence of such appointment, an individual appointed by the chairperson of the meeting shall act as secretary of the meeting and shall record the minutes of the meeting.  If the secretary presides as chairperson at a meeting of the shareholders, then the secretary shall not also act as secretary of the meeting and record the minutes of the meeting.  Even if present at the meeting, the person holding the office named herein may delegate to another person the power to act as chairperson or secretary of the meeting.  The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairperson of the meeting.  The chairperson of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairperson and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including:  (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when and for how long the polls should be opened and when the polls should be closed and when announcement of the results shall be made; (f) maintaining order and security at the meeting; (g) removing any shareholder or other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairperson of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place either (1) announced at the meeting or (2) provided at a future time through means announced at the meeting; and (i) complying with any applicable state and local laws and regulations concerning safety and security.  Without limiting the generality of the powers of the chairperson of the meeting pursuant to the foregoing provisions, the chairperson may adjourn any meeting of shareholders for any reason deemed necessary by the chairperson, including if (i) no quorum is present for the transaction of the business, (ii) the Board of Trustees or the chairperson of the meeting determines that adjournment is necessary or appropriate to enable the shareholders to consider fully information that the Board of Trustees or the chairperson of the meeting determines has not been made sufficiently or timely available to shareholders or (iii) the Board of Trustees or the chairperson of the meeting determines that adjournment is otherwise in the best interests of the Trust.  Unless otherwise determined by the chairperson of the meeting, meetings of shareholders shall not be required to be held in accordance with the general rules of parliamentary procedure or any otherwise established rules of order.

Section 2.8
Quorum.  A quorum at any meeting of the shareholders shall be the presence in person or by proxy of shareholders entitled to cast at least one-third (1/3) of all the votes entitled to be cast at such meeting on any matter, unless the Board of Trustees, when setting a meeting, determines that a greater percentage (but not more than a majority of all the votes entitled to be cast at such meeting on any matter) is required; but this Section 2.8 shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure.  If, however, such quorum shall not be present at any meeting of the shareholders, the chairperson of the meeting shall have the power to adjourn the meeting from time to time without the Trust having to set a new record date or provide any additional notice of such meeting.  The date, time and place of the meeting, as reconvened, shall be either (a) announced at the originally convened meeting or (b) provided at a future time through means announced at the originally convened meeting.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  The shareholders present, either in person or by proxy, at a meeting of shareholders which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough shareholders to leave fewer than would be required to establish a quorum.

Section 2.9          Proxies.  A shareholder may cast the votes entitled to be cast by them either in person or by proxy executed by the shareholder or by their duly authorized agent in any manner permitted by applicable law.  Such proxy shall be filed with such officer of the Trust or third party agent as the Board of Trustees or the chairperson of the meeting shall have designated for such purpose for verification at or prior to such meeting.  Any proxy relating to votes entitled to be cast by holders of the Trust’s shares of beneficial interest shall be valid until the expiration date therein or, if no expiration is so indicated, for such period as is permitted pursuant to applicable Maryland law.  At a meeting of shareholders, all questions concerning the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by or on behalf of the chairperson of the meeting.

Section 2.10
Voting of Shares by Certain Holders.  Shares of beneficial interest of the Trust registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or pursuant to an agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares.  Any trustee or other fiduciary may vote shares of beneficial interest registered in the name of such person in the capacity of such trustee or fiduciary, either in person or by proxy.  Notwithstanding the apparent authority created by the prior two sentences of this Section 2.10, the Board of Trustees or the chairperson of the meeting may require that such person acting for a corporation, partnership, trust, limited liability company or other entity provide documentary evidence of his or her authority to vote such shares and of the fact that the beneficial owner of such shares has been properly solicited and authorized such person to vote as voted and, in the absence of such satisfactory evidence, the Board of Trustees or the chairperson of the meeting may determine whether such votes have been validly cast.

Shares of beneficial interest of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Trustees may adopt any procedure it deems appropriate by which a shareholder may certify in writing to the Trust that any shares of beneficial interest registered in the name of the shareholder are held for the account of a specified person other than the shareholder.  The procedure shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable.  On receipt by the Trust of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares of beneficial interest in place of the shareholder who makes the certification.

Section 2.11
Inspectors.

(a)         The Board of Trustees or the chairperson of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting (or one or more entities that designate individuals as inspectors to act at the meeting) or any postponement or adjournment thereof and any successor to the inspector.  Except as otherwise provided by the chairperson of the meeting, such inspectors, if any, shall (i) ascertain and report the number of shares of beneficial interest represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairperson of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote and (v) perform such other acts as are proper to conduct the election or voting at the meeting.  In the absence of such an appointment, the secretary may act as the inspector.

(b)         Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof, but the decision or determination of the chairperson of the meeting in any such matter shall be final and binding on all shareholders.

Section 2.12
Remote Communication.  Notwithstanding anything to the contrary in these Bylaws, the Board of Trustees or an authorized officer of the Trust may determine at any time, including after the calling of any meeting of shareholders, that any meeting of shareholders be held solely by means of remote communication or both at a physical location and by means of remote communication.  Notwithstanding anything to the contrary in these Bylaws, if it is determined after notice of the meeting has been sent to shareholders that participation by shareholders in the meeting shall or may be conducted by means of remote communication, notice thereof may be provided at any time by press release or any other means of public communication not prohibited by law.  Shareholders and proxy holders entitled to be present and to vote at the meeting that are not physically present at such a meeting but participate by means of remote communication shall be considered present in person for all purposes under these Bylaws and may vote at such a meeting.  Subject to any guidelines or procedures that the Board of Trustees may adopt, any meeting at which shareholders or proxy holders are permitted to participate by means of remote communication shall be conducted in accordance with the following, unless otherwise permitted by applicable law or regulation:  (a) the Trust shall implement reasonable measures to verify that each person considered present and authorized to vote at the meeting by means of remote communication is a shareholder or proxy holder; (b) the Trust shall implement reasonable measures to provide the shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and (c) in the event any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the Trust.

Section 2.13
Nominations and Other Proposals to be Considered at Meetings of Shareholders.

(a)        General.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting.  Nominations of individuals for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected only (i) by or at the direction of the Board of Trustees, (ii) by a shareholder that has requested that a special meeting be called for the purpose of removing one or more Trustees for “Cause” and filling any resulting vacancy on the Board of Trustees in compliance with Section 2.3 or (iii) provided that the special meeting has been called in accordance with Section 2.3(a) for the purpose of electing Trustees, by any shareholder of the Trust who is a shareholder of record at the record date set by the Board of Trustees for the purpose of determining shareholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 2.13 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 2.13.  In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board of Trustees, any shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Trust’s notice of meeting, if the shareholder’s notice, containing the information required by paragraph (b) of this Section 2.13 is delivered to the secretary at the principal executive office of the Trust not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting.  The postponement or adjournment of a special meeting (or public announcement thereof) shall not commence a new time period for the giving of a shareholder’s notice as described above.

(b)         Information Required.

(1)       A shareholder’s notice shall set forth as to each individual whom the shareholder proposes to nominate for election as a Trustee (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.

(2)       A shareholder’s notice shall set forth as to the shareholder giving the notice and any Proposed Nominee (i) the class, series and number of all shares of beneficial interest or other securities of the Trust (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such shareholder or Proposed Nominee, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such shares or other security) in any Company Securities of any such person, and (ii) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such shareholder or Proposed Nominee.

Section 2.14
Shareholders’ Consent in Lieu of Meeting.  Except as provided in the following sentence with respect to the election of Trustees, any action required or permitted to be taken at any meeting of shareholders by the Declaration of Trust or these Bylaws may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each shareholder entitled to vote on the matter and filed with the minutes of proceedings of the shareholders or (b) if the action is advised, and submitted to the shareholders for approval, by the Board of Trustees and a consent in writing or by electronic transmission of shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of shareholders at which all shareholders entitled to vote were present and voted is delivered to the Trust in accordance with the MSTA.  If the election of Trustees is advised, and submitted to the shareholders for approval, by the Board of Trustees or if there are no Trustees, the election of Trustees may be effected without a meeting if a consent in writing or by electronic transmission of shareholders entitled to cast a majority of the votes entitled to be cast generally in the election of Trustees is delivered to the Trust.  The Trust shall give notice of any action taken by less than unanimous consent to each shareholder entitled to vote on such matter not later than 10 days after the effective time of such action.

Section 2.15
Voting by Ballot.  Voting on any question or in any election may be by voice vote unless the chairperson of the meeting or any shareholder shall demand that voting be by ballot.

Section 2.16
Proposals of Business Which Are Not Proper Matters for Action by Shareholders.  Notwithstanding anything in the Declaration of Trust or these Bylaws to the contrary, subject to applicable law, any shareholder proposal for business the subject matter or effect of which would be within the exclusive purview of the Board of Trustees or would be reasonably likely, if considered by the shareholders or approved or implemented by the Trust, to result in an impairment of the limited liability status for the shareholders, shall be deemed not to be a matter upon which the shareholders are entitled to vote.  The Board of Trustees in its discretion shall be entitled to determine whether a shareholder proposal for business is not a matter upon which the shareholders are entitled to vote pursuant to this Section 2.16, and its decision shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

Section 2.17
Voting Power.

(a)         Except as otherwise provided in the Declaration of Trust, each whole share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional share shall be entitled to a proportionate fractional vote.  There shall be no cumulative voting in the election of Trustees.

(b)          A nominee for election by the shareholders as Trustee shall be elected as a Trustee only if such nominee receives the affirmative vote of a plurality of the total votes cast at a meeting of shareholders duly called and at which a quorum is present.

(c)         Except as otherwise provided in the Declaration of Trust, at a meeting of shareholders of the Trust duly called and at which a quorum is present, with respect to any other matter submitted by the Board of Trustees to shareholders of the Trust for approval or otherwise voted upon by shareholders of the Trust, a majority of all the votes cast shall be required to approve the matter.  Subject to the provisions of any class or series of shares hereafter authorized and then outstanding, on any matter submitted to a vote of shareholders of the Trust, all shares then entitled to vote shall, except as otherwise provided in the Declaration of Trust, be voted in the aggregate as a single class without regard to class or series of shares, except that if the Board of Trustees has determined that the matter affects only the interests of one or more series or classes of shares, only shareholders of such series or classes shall be entitled to vote thereon.

 ARTICLE III

TRUSTEES

Section 3.1
General Powers.  The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.

Section 3.2
Number, Tenure and Resignation.  The number of Trustees constituting the entire Board of Trustees may be changed from time to time by a majority of the entire Board of Trustees; provided, however, that the number of Trustees shall in no event be fewer than three, nor more than 15.  At all times, except for a period of up to 60 days after the death, removal, resignation or other vacancy of an Independent Trustee pending the election of a successor Independent Trustee, a majority of the Board of Trustees shall be Independent Trustees.  Notwithstanding anything in these Bylaws or the Declaration of Trust to the contrary, for so long as Fortress or its Affiliate (as defined in the Declaration of Trust) acts as investment advisor or manager to the Trust, Fortress shall have the right to designate a number of Trustees for election to the Board of Trustees, which number shall initially be two (each, a “Fortress Designee”); provided, that if the number of Trustees constituting the Board of Trustees is increased or decreased pursuant to these Bylaws or the Declaration of Trust, the number of Fortress Designees shall be increased or decreased proportionately (but in no event shall the number of Fortress Designees (a) equal or exceed 50% of the total size of the Board of Trustees or (b) be less than one).  Trustees need not be shareholders in the Trust.  Each Trustee shall serve until his, her or its resignation, removal, death, dissolution, termination of legal existence or adjudication of legal incompetence.  A vacancy on the Board of Trustees for any reason other than removal for “Cause” by the shareholders may be filled only by a vote of a majority of the remaining Trustees; provided, that any vacancy of an Independent Trustee may be filled only by a vote of a majority of the remaining Independent Trustees.  If a Trustee is removed by shareholders for “Cause” as set forth in the Declaration of Trust or if there are no Trustees, the successors to the Trustees shall be elected by the shareholders.  Notwithstanding the foregoing, if the Trustee so removed was designated by Fortress pursuant to Section 7.2.1 of the Declaration of Trust, then Fortress shall have the exclusive right to designate a successor Trustee for election to the Board of Trustees.  No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term unless the Trustee is specifically removed pursuant to the Declaration of Trust at the time of the reduction.  Any Trustee may resign or retire as a Trustee by an instrument in writing or by electronic transmission given by them and delivered to the secretary, and such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument.  A Trustee judged incompetent or for whom a guardian or conservator has been appointed shall be deemed to have resigned as of the date of such adjudication or appointment.  Trustees may be removed as set forth in the Declaration of Trust.

Section 3.3
Regular Meetings.  The Board of Trustees may establish regular meetings at any time in its sole discretion.  The Board of Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees without other notice than such resolution.  If any such regular meeting is not so provided for, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees.

Section 3.4
Special Meetings.  Special meetings of the Board of Trustees may be called at any time by any Trustee, the chief executive officer or the president.  The person or persons authorized to call special meetings of the Board of Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Trustees called by them.

Section 3.5
Notice.  Notice of any special meeting shall be given by written notice delivered personally or by electronic mail, telephoned, overnight couriered (with proof of delivery) or mailed to each Trustee at his or her business or residence address.  Personally delivered, telephoned or electronically mailed notices shall be given at least 24 hours prior to the meeting, and shall state the time and place of the meeting, or that the meeting is being held by means of remote communication.  Notice by mail shall be deposited in the U.S. mail at least 72 hours prior to the meeting.  If mailed, such notice shall be deemed to be given when deposited in the U.S. mail properly addressed, with postage thereon prepaid.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee.  Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which they are a party.  If sent by overnight courier, such notice shall be deemed given when delivered to the courier.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by any applicable statute or these Bylaws.

Section 3.6
Quorum.  A majority of the Trustees then in office shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of the Trustees then in office are present at a meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided, further, that if, pursuant to the Declaration of Trust, these Bylaws or a resolution of the Board of Trustees, the vote of a particular group or committee of the Board of Trustees is required for action, a quorum for that action shall also include a majority of the Trustees then in office that comprise such group or committee.  The Trustees present at a meeting of the Board of Trustees which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of such number of Trustees as would otherwise result in less than a quorum then being present at the meeting.

Section 3.7
Voting.  The action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion (or a certain proportion of the Independent Trustees) is required for such action by specific provision of an applicable statute, the Declaration of Trust, these Bylaws or any policies or guidelines adopted by the Board of Trustees.  If enough Trustees have withdrawn from a meeting to leave fewer Trustees than are required to establish a quorum, but the meeting is not adjourned, the action of a majority of that number of Trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.

Section 3.8
Organization.  The chairperson of the Board of Trustees shall preside at each meeting of the Board of Trustees.  In the absence or inability of the chairperson of the Board of Trustees to act, the president (if a Trustee), or, in the president’s absence or inability to act, another Trustee chosen by a majority of the Trustees present, shall act as chairperson of the meeting and preside at the meeting.  The secretary (or, in the secretary’s absence or inability to act, any person appointed by the chair) shall act as secretary of the meeting and keep the minutes of the meeting.

Section 3.9
Telephonic and Virtual Meetings.  Any meeting of the Board of Trustees may be held, or a Trustee may participate in any meeting of the Board of Trustees, by means of telephone or such other remote communication that permits all individuals participating in the meeting to speak to and hear each other, and a Trustee participating in a meeting by such means is deemed to be present at the meeting and will be counted in determining whether a quorum is present.  Such meeting shall be deemed to have been held at a place designated by the Board of Trustees at the meeting.

Section 3.10
Action by Written Consent of Trustees.  Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a majority of the members of the Board of Trustees shall individually or collectively consent in writing or by electronic transmission to such action, unless the concurrence of a greater proportion (or a certain proportion of the Independent Trustees) is required for such action by a specific provision of an applicable statute, the Declaration of Trust, these Bylaws or any policies or guidelines adopted by the Board, in which case, such greater proportion of Trustees shall be required to consent in writing or by electronic transmission to such action.  Such written or electronic consent or consents shall be filed with the records of the Trust and shall have the same force and effect as the affirmative vote of such Trustees at a duly held meeting of the Trustees at which a quorum was present.

Section 3.11
Waiver of Notice.  The actions taken at any meeting of the Trustees, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Trustees not present waives notice, consents to the holding of such meeting or approves the minutes thereof.

Section 3.12
Compensation.  The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as the Board of Trustees may determine from time to time.  Trustees may be reimbursed for expenses of attendance, if any, at each regular or special meeting of the Board of Trustees or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees.  The Trustees shall be entitled to receive remuneration for services rendered to the Trust in any other capacity, and such services may include services as an officer of the Trust, services as an employee of the Adviser, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Trustee or any person affiliated with a Trustee.  For purposes of these Bylaws, “Adviser” shall have the meaning ascribed to such term in the Declaration of Trust and the Adviser shall be deemed to be an “agent” of the Trust.

Section 3.13
Surety Bonds.  Unless specifically required by applicable law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 3.14
Ratification.  The Board of Trustees or the shareholders may ratify any act or inaction (an “Act”) by the Trust or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the Act and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders.  Any Act questioned in any shareholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.

Section 3.15
Reliance.  Each Trustee, officer, employee or agent of the Trust shall, in the performance of his, her or its duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust whom the Trustee, officer, employee or agent reasonably believes to be reliable and competent in the matters presented, by a lawyer, accountant, appraiser, consultant or other person, as to a matter which the Trustee, officer, employee or agent reasonably believes to be within the person’s professional or expert competence, or, with respect to a Trustee, by a committee of the Board of Trustees on which the Trustee does not serve, as to a matter within its designated authority, if the Trustee reasonably believes the committee to merit confidence.

Section 3.16
Interested Trustee Transactions.  The procedures and presumptions set forth in Section 2-419 of the Maryland General Corporation Law (the “MGCL”) shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other legal entity in which any of its Trustees is a trustee or director or has a material financial interest.

Section 3.17
Certain Rights of Trustees, Officers, Employees and Agents.  No Trustee or officer shall have a responsibility to devote his or her full time to the affairs of the Trust.  Any Trustee or officer, employee or agent of the Trust, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Trust.

Section 3.18
Emergency Provisions.  Notwithstanding any other provision in the Declaration of Trust or these Bylaws, this Section 3.18 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Trustees under ARTICLE III cannot readily be obtained (an “Emergency”).  During any Emergency, unless otherwise provided by the Board of Trustees, (a) a meeting of the Board of Trustees may be called by any Trustee or officer of the Trust by any means feasible under the circumstances, (b) notice of any meeting of the Board of Trustees during such an Emergency may be given less than 24 hours prior to the meeting to as many Trustees and by such means as it may be feasible at the time, including publication, television or radio and (c) the number of Trustees necessary to constitute a quorum shall be one-third (1/3) of the entire Board of Trustees.

Section 3.19
Governance.  The Board of Trustees may from time to time require all of its members (including any individual nominated to serve as a Trustee) to agree in writing as to matters of corporate governance, business ethics and confidentiality while such persons serve as a Trustee, including a consent to the Trust’s or the Board of Trustees’ use of a background check with the scope and depth consistent with that previously used by the Trust or Board of Trustees, with such agreement to be on the terms and in a form determined satisfactory by the Board of Trustees, as amended and supplemented from time to time in the discretion of the Board of Trustees.

ARTICLE IV

COMMITTEES

Section 4.1
Number; Tenure and Qualifications.  The Board of Trustees shall appoint an Audit Committee composed of three Trustees, a majority of whom shall be Independent Trustees, to serve at the pleasure of the Board of Trustees.  The Board of Trustees may also appoint other committees from time to time composed of one or more members, to serve at the pleasure of the Board of Trustees; provided, however, that each committee shall be composed of a majority of Independent Trustees.  The Board of Trustees shall adopt a charter with respect to the Audit Committee which shall specify the purposes, the criteria for membership and the responsibility and duties and may specify other matters with respect to such committee.  The Board of Trustees may also adopt a charter with respect to other committees.

Section 4.2
Powers.  The Board of Trustees may delegate any of the powers of the Board of Trustees to committees appointed under Section 4.1 and composed solely of Trustees, except as prohibited by applicable law.  If a charter has been adopted with respect to a committee composed solely of Trustees, the charter shall constitute a delegation by the Board of Trustees of the powers of the Board of Trustees necessary to carry out the purposes, responsibilities and duties of a committee provided in the charter or reasonably related to those purposes, responsibilities and duties, to the extent permitted by applicable law.

Section 4.3
Meetings.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.  Except as may be otherwise provided by the Board of Trustees or the charter of any committee, a majority, but not less than one, of the members of such committee shall be present in person at any meeting of a committee in order to constitute a quorum for the transaction of business at a meeting, and the act of a majority present at a meeting at the time of a vote if a quorum is then present shall be the act of such committee.  The Board of Trustees or, if authorized by the Board of Trustees in a committee charter or otherwise, the committee members may designate a chairperson of any committee, and the chairperson or, in the absence of a chairperson, a majority of any committee may fix the time and place of its meetings unless the Board of Trustees shall otherwise provide.  In the absence or disqualification of any member of any committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of absent or disqualified members.

Section 4.4
Telephonic and Virtual Meetings.  Any meeting of any committee may be held, or a member of a committee may participate in any meeting of such committee, by means of telephone or such other remote communication that permits all individuals participating in the meeting to speak to and hear each other, and a member of a committee participating in a meeting of such committee by such means is deemed to be present at the meeting and will be counted in determining whether a quorum is present.  Such meeting shall be deemed to have been held at a place designated for such meeting.

Section 4.5
Action by Written Consent of Committees.  Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by a majority of the committee, unless the concurrence of a greater proportion (or a certain proportion of the Independent Trustees) is required for such action by a specific provision of an applicable statute, the committee’s charter, the Declaration of Trust, these Bylaws or any policies or guidelines adopted by the Board of Trustees, in which case, such greater proportion of members of the committee shall be required to consent in writing or by electronic transmission to such action, and such written or electronic consent is filed with the minutes of proceedings of such committee.

Section 4.6
Vacancies.  Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies on any committee, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 5.1
General Provisions.  The Board of Trustees may, from time to time, appoint and remove officers, employees and other agents of the Trust, to serve at the pleasure of the Board of Trustees, with such titles, powers and duties as set forth herein or as the Board of Trustees may determine.  The officers of the Trust may include a chairperson of the Board of Trustees, a vice chairperson of the Board of Trustees, a chief executive officer, a chief operating officer, a chief financial officer, a president, a treasurer, a secretary, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers.  The officers of the Trust shall be appointed by the Board of Trustees for such term as the Board of Trustees may determine, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers.  Any two or more offices except president and vice president may be held by the same person.  Each officer shall hold office until his or her successor is appointed and qualifies or until his or her death, resignation or removal in the manner hereinafter provided.  In their discretion, the Board of Trustees may leave unfilled any office.  Appointment of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 5.2
Removal and Resignation.  Any officer or agent of the Trust may be removed, with or without cause, by the Board of Trustees, and any subordinate officer or agent of the Trust may be removed, with or without cause, by the chief executive officer or the president of the Trust, but any such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Trust may resign at any time by delivering his or her resignation to the Board of Trustees or to the chief executive officer, the president or the secretary.  Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 5.3
Vacancies.  A vacancy in any office may be filled by the Board of Trustees.  If, at any time, an officer position referenced in the Declaration of Trust or in these Bylaws is vacant, any other officer of the Trust may perform the duties assigned to such vacant officer position.  In the event there are no officers of the Trust, any Trustee may perform the duties of any officer of the Trust until such time as the Board of Trustees appoints officers, a committee of the Board of Trustees or some other person to perform the duties assigned to officers under the Declaration of Trust and these Bylaws.

Section 5.4
Chairperson of the Board of Trustees.  The Board of Trustees may designate from among its members a chairperson of the Board of Trustees, who shall not, solely by reason of these Bylaws, be an officer of the Trust.  The Board of Trustees may designate the chairperson of the Board of Trustees as an executive or non-executive chairperson.  If a chairperson of the Board of Trustees has been designated, such chairperson shall preside over the meetings of the Board of Trustee and shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Trustees.

Section 5.5
Chief Executive Officer.  If appointed, except as the Board of Trustees may otherwise provide, the chief executive officer shall have the duties usually vested in a chief executive officer.  The chief executive officer shall have such other duties as may be assigned to the chief executive officer by the Board of Trustees from time to time.  The chief executive officer may execute any deed, mortgage, bond, lease, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees, the Declaration of Trust or by these Bylaws to some other officer or agent of the Trust or shall be required by applicable law to be otherwise executed.

Section 5.6
President.  If appointed, except as the Board of Trustees may otherwise provide, the president shall have the duties usually vested in a president.  The president shall have such other duties as may be assigned to the president by the Board of Trustees from time to time.  The president may execute any deed, mortgage, bond, lease, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees, the Declaration of Trust or by these Bylaws to some other officer or agent of the Trust or shall be required by applicable law to be otherwise executed.

Section 5.7
Chief Operating Officer.  If appointed, except as the Board of Trustees may otherwise provide, the chief operating officer shall have the duties usually vested in a chief operating officer.  If appointed, the chief operating officer shall have such other duties as may be assigned to the chief operating officer by the chief executive officer, the president or the Board of Trustees from time to time.

Section 5.8
Vice Presidents.  In the absence or disability of the chief executive officer or the president, the vice president (or if there is more than one, the vice presidents in the order designated or, in the absence of any designation, in the order of their appointment), shall perform the duties and exercise the powers of the chief executive officer or president, as applicable.  The vice president(s) shall have such other duties as may be assigned to such vice president by the chief executive officer, the president or the Board of Trustees from time to time.  The Board of Trustees may designate one or more vice presidents as executive vice president, senior vice president or vice presidents for particular areas of responsibility.

Section 5.9
Secretary.  If appointed, except as the Board of Trustees may otherwise provide, the secretary (or his or her designee) shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by applicable law; (c) be custodian of the Trust records and of the seal of the Trust, if any; and (d) maintain a share register, showing the ownership and transfers of ownership of all shares of beneficial interest of the Trust, unless a transfer agent is employed to maintain and does maintain such a share register.  If appointed, the secretary shall have such other duties as may be assigned to the secretary by the chief executive officer, the president or the Board of Trustees from time to time.

Section 5.10
Chief Financial Officer.  If appointed, except as the Board of Trustees may otherwise provide, the chief financial officer, who shall be the treasurer and chief accounting officer of the Trust, shall (a) have general charge of the financial affairs of the Trust; (b) have or oversee in accordance with ARTICLE VI the custody of the funds, securities and other valuable documents of the Trust; (c) maintain or oversee the maintenance of proper financial books and records of the Trust; and (d) have the duties usually vested in a treasurer and chief financial officer.  If appointed, the chief financial officer shall have such other duties as may be assigned to the chief financial officer by the chief executive officer, the president or the Board of Trustees from time to time.

Section 5.11
Assistant Secretaries and Assistant Treasurers.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary, or chief financial officer, respectively, or by the chief executive officer, the president or the Board of Trustees from time to time.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.1
Contracts.  The Board of Trustees may authorize any Trustee, officer or agent (including the Adviser or any affiliate of the Adviser or any officer of the Adviser or its affiliates) to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances.  Any agreement, loan, note, deed, mortgage, lease or other document shall be valid and binding upon the Trust when duly authorized or ratified by action of the Board of Trustees and executed by an authorized person.

Section 6.2
Checks and Drafts.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as the Board of Trustees, the chief executive officer, the president, the chief financial officer or any other officer or agent designated by the Board of Trustees may determine.

Section 6.3
Deposits.  All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust as the Board of Trustees, the chief executive officer, the president, the chief financial officer or any other officer designated by the Board of Trustees may determine.

ARTICLE VII

SHARES

Section 7.1
Certificates.  Unless otherwise provided by the Board of Trustees, the Trust shall not issue share certificates and ownership of shares of any class of shares of beneficial interest of the Trust shall be evidenced only in book entry form.  To the extent that the Board of Trustees determines ownership of shares of any class of shares of beneficial interest of the Trust shall be evidenced by certificates (a) such certificates shall comply with any requirements set forth in the Declaration of Trust and (b) unless otherwise determined by the Board of Trustees, (i) any such certificate shall be signed by the officers of the Trust in any matter permitted by applicable Maryland law, (ii) the signatures may be either manual or facsimile, (iii) certificates shall be consecutively numbered and if the Trust shall from time to time issue several classes of shares, each class may have its own number series and (iv) a certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

Section 7.2
Transfers.

Section 7.2.1
Shares of beneficial interest of the Trust shall be transferable in the manner provided by applicable law, the Declaration of Trust and these Bylaws.  Certificates shall be treated as negotiable and title thereto and to the shares they evidence shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation.

Section 7.2.2
The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided in these Bylaws or by the applicable laws of the State of Maryland.

Section 7.3
Lost Certificates.  For shares evidenced by certificates, any officer or agent designated by the Board of Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed.  When authorizing the issuance of a new certificate, an officer or agent designated by the Board of Trustees may, in such officer’s or agent’s discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as such officer or agent shall require, or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 7.4
Fixing of Record Date.

Section 7.4.1
The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or other distribution or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose.

Section 7.4.2
If no record date is fixed for the determination of shareholders,

(a)       the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and

(b)      the record date for the determination of shareholders entitled to receive payment of a dividend or other distribution or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Trustees, authorizing the dividend, other distribution or allotment of rights, is adopted.

Section 7.4.3
When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any postponement or adjournment thereof unless the Board of Trustees shall set a new record date with respect thereto.

Section 7.5
Share Ledger.  The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent a share ledger containing the name and address of each shareholder and the number of shares of each class of shares of beneficial interest of the Trust held by such shareholder.

Section 7.6
Fractional Shares; Issuance of Units.  The Board of Trustees may authorize the Trust to issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as it may determine.  Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may authorize the Trust to issue units consisting of different securities of the Trust.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

ARTICLE VIII

FISCAL YEAR

Section 8.1
Fiscal Year.  Unless otherwise provided by the Board of Trustees, the fiscal year of the Trust shall be the calendar year.

ARTICLE IX

DIVIDENDS AND OTHER DISTRIBUTIONS

Section 9.1
Dividends and Other Distributions.  Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized by the Board of Trustees and declared by the Trust, subject to the provisions of applicable law and the Declaration of Trust.  Dividends and other distributions may be paid in cash, property or shares of beneficial interest of the Trust.

Section 9.2
Contingencies.  Before payment of any dividends or other distributions, there may be set aside out of any assets of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in its sole and absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine, and the Board of Trustees may modify or abolish any such reserve.

ARTICLE X

INVESTMENT POLICY

Section 10.1
Investment Policies.  Subject to the provisions of the Declaration of Trust, the Board of Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments or borrowings by the Trust as it shall deem appropriate in its sole discretion.

ARTICLE XI

WAIVER OF NOTICE

Section 11.1
Waiver of Notice.  Whenever any notice is required to be given pursuant to the Declaration of Trust, these Bylaws or applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice or waiver by electronic transmission, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE XII

AMENDMENT OF BYLAWS

Section 12.1
Amendment of Bylaws.  The Board of Trustees shall have the exclusive power, at any time, to adopt, amend, alter or repeal any provision of these Bylaws and to make new Bylaws.

ARTICLE XIII

MISCELLANEOUS

Section 13.1
References to Declaration of Trust.  All references to the Declaration of Trust shall include any amendments and supplements thereto.

Section 13.2
Ambiguity.  In the case of an ambiguity in the application of any provision of these Bylaws or any definition contained in these Bylaws, the Board of Trustees shall have the sole power to determine the application of such provisions with respect to any situation based on the facts known to it and such determination shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

Section 13.3
Inspection of Bylaws.  Shareholders may, upon reasonable notice and during usual business hours, inspect and copy these Bylaws and all amendments thereto, at the principal office for the transaction of business of the Trust.

Section 13.4
Interpretations.  Unless otherwise indicated to the contrary herein by the context or use thereof:  (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to these Bylaws, and not to any particular section, subsection, paragraph, subparagraph or clause contained in these Bylaws; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) all references to ARTICLES and Sections are to Articles and Sections of these Bylaws; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the word “extent” in the phrase “to the extent” means the degree to which a subject or other things extends and does not mean simply “if”; (h) the words “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (i) references to any contract, instrument or other document are to that contract, instrument or other document as amended, restated, modified or supplemented from time to time; (j) references to any law shall be deemed to refer to such law as amended from time to time, to any successor statute and to any rules or regulations promulgated thereunder; and (k) references to any person include the successors and permitted assigns of that person.  If any action under these Bylaws is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.  Notwithstanding any other provision of these Bylaws or otherwise applicable provision of law or equity, whenever in these Bylaws the Board of Trustees or the Trust is permitted or required to make a decision or take an action (i) in its “sole discretion” or “discretion” or under a similar grant of authority or latitude, or without any express standard, in making such decisions, the Board of Trustees (in its own capacity or on behalf of the Trust) shall be entitled to take into account such interests and factors as it desires (including its own interests) or (ii) in “good faith” or under another expressed standard, the Board of Trustees (in its own capacity or on behalf of the Trust) shall act under such standard and shall not be subject to any other or different standard.

ARTICLE XIV

EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Section 14.1
Exclusive Forum for Certain Litigation.  Unless the Trust consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on behalf of the Trust, other than actions arising under United States federal securities laws, (c) any action asserting a claim of breach of any duty owed by any Trustee or officer or other agent of the Trust to the Trust or to the shareholders of the Trust, (d) any action asserting a claim against the Trust or any Trustee, officer or other agent of the Trust arising pursuant to any provision of the MSTA or the Declaration of Trust or the Bylaws of the Trust, or (e) any other action asserting a claim against the Trust or any Trustee or officer or other agent of the Trust that is governed by the internal affairs doctrine.  None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Trust consents in writing to such court.  This Section 14.1 does not apply to claims brought to enforce a duty or liability created by the Securities Act of 1933, as amended, or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.